Exhibit 99.1

HARLEYSVILLE NATIONAL CORPORATION SHAREHOLDERS APPROVE MERGER WITH FIRST NIAGARA

HARLEYSVILLE, PA—January 25, 2010—Shareholders of Harleysville National Corporation (NASDAQ: HNBC) voted overwhelmingly on January 22, 2010 to approve the merger with First Niagara Financial Group, Inc. (NASDAQ: FNFG). More than 97 percent of the votes cast and 76 percent of shares outstanding were voted in favor of the transaction.

The approval of Harleysville shareholders represents a significant step in the merger process. Pending regulatory approval, the merger is expected to close in the first quarter of 2010.

“We thank Harleysville shareholders for their strong support of our merger with First Niagara,” says Paul D. Geraghty, President and Chief Executive Officer of Harleysville National Corporation. “In approving the transaction, our shareholders recognized that First Niagara’s strong balance sheet, consistent profitability, acquisition track record and experienced integration teams will clearly help our franchise build on its strong presence in the Philadelphia area.”

On a pro forma basis, the transaction is expected to create a regional financial institution with $19.3 billion of assets and a 254-branch network that stretches from Upstate New York through Philadelphia and west to Pittsburgh.

Forward Looking Statements

Except for historical information, all other information in this filing consists of forward-looking statements. These forward-looking statements involve a number of risks, uncertainties and other factors that may cause actual results to be materially different from those expressed or implied in the forward-looking statements. Important factors that could cause the statements made to differ include that the transaction is subject to a number of conditions and approvals, including regulatory approvals, the receipt of which are required to close the merger. Other important factors are discussed under the caption “Forward-Looking Statements” in the Company’s Form 10-K Annual Report for the year ended December 31, 2008 and in subsequent filings made prior to or after the date hereof.

The proposed merger transaction involving Harleysville National Corporation and First Niagara Financial Group, Inc. was submitted to Harleysville National Corporation’s shareholders for their consideration. In connection with the proposed merger transaction, Harleysville National Corporation has filed with the SEC a proxy statement/prospectus for the shareholders of Harleysville National Corporation, and Harleysville National Corporation may be filing other documents with the SEC regarding the proposed merger transaction. Shareholders are encouraged to read the proxy statement/prospectus regarding the proposed merger transaction because it contains important information. Shareholders may obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Harleysville National Corporation and First Niagara Financial Group, Inc., without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus may also be obtained, without charge, by directing a request to Harleysville National Corporation, Attn: Shareholder Services, 483 Main Street, P.O. Box 195, Harleysville, PA 19438-0195, (215) 256-8851 or (800) 423-3955

Harleysville National Corporation, First Niagara Financial Group, Inc., their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Harleysville National Corporation’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the Securities and Exchange Commission on March 13, 2009, and its notice of annual meeting and proxy circular for its most recent annual meeting, which was filed with the Securities and Exchange Commission on March 24, 2009. Information regarding First Niagara Financial Group, Inc.’s directors and executive officers is available in First Niagara Financial Group, Inc.’s proxy statement for its most recent annual meeting, which was filed with the Securities and Exchange Commission on March 24, 2009. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement/prospectus filed with the SEC.

Contact: Paul D. Geraghty, President and CEO, HNBC, +1-215-513-2391, or Joseph J. Crivelli, Gregory FCA Communications, +1-610-228-2100